EX-33.11
(logo) Taylor, Bean & Whitaker

Taylor, Bean & Whitaker
Mortgage Corp.
315 N.E. 14th Street
Ocala, Florida 34470
Bus. (352) 351-1109
Fax (352) 867-1190


Taylor, Bean & Whitaker Mortgage Corp.'s Report on Assessment of Compliance with Servicing Criteria

Taylor, Bean & Whitaker Mortgage Corp. (the "Asserting Party") is responsible for assessing compliance as of and for the year ended December 31, 2007 (the "Reporting Period") with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR") as set forth in Appendix A (the "Applicable Servicing Criteria"). The criteria identified as Inapplicable Servicing Criteria in Appendix A hereto are inapplicable to the Asserting Party based on activities it performs with respect to its Platform. The Asserting Party has engaged certain vendors (the "Vendors"), none of whom are considered a "servicer" as defined in Item 1101(j) of Regulation AB, to perform specific, limited or scripted activities during the Reporting Period and the Asserting Party elects to take responsibility for assessing compliance with the Applicable Servicing Criteria or portion of the Applicable Servicing Criteria applicable to such Vendors, as set forth in Appendix A. The transactions covered by this report include the asset-backed securities transactions for which the Asserting Party served as a servicer that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 during the Reporting Period (the "Platform"), as listed in Appendix B.

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria as of December 31,2007 and for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria with respect to the Platform taken as a whole, except for the following:

Standard             Description

229.1122(d)(4)(vii)  Foreclosure was not initiated in accordance with the applicable timeframes established by certain transaction agreements for two of forty-five loans tested. The Asserting Party continues to hire additional staff to ensure that established procedures regarding the timely referral of foreclosures are enforced.

229.1122(d)(4)(viii) Collection efforts were not documented in accordance with the requirements established by the transaction agreements for three of forty-five loans tested. The Asserting Party began utilizing an automated collection call system in August 2007 for all loans six to sixty days delinquent. Effective September 2007, the automated collection calls are systematically documented within the individual loan collection notes.

Deloitte & Touche, an independent registered public accounting firm, has issued an attestation report on the undersigned's assessment of compliance with the Applicable Servicing Criteria as of December 31, 2007, and for the Reporting Period as set forth in this assessment.

Date: February 7, 2008

Taylor, Bean & Whitaker Mortgage Corp.

By /s/ Paul Allen
Paul Allen
Chief Executive Officer


(page)


APPENDIX A

                                              SERVICING CRITERIA

                                                                                                                    Inapplicable
                                                                                                                    Servicing
                           Servicing Criteria                                  Applicable Servicing Criteria        Criteria

                                                                                           Performed by
                                                                                           Vendor(s) for
                                                                              Performed    for which
                                                                              Directly     the Asserting
                                                                              by the       Party is
                                                                              Asserting    responsible
Reference                                       Criteria                      Party        (1)

                           GENERAL SERVICING CONSIDERATIONS


1122(d)(1)(i)              Policies and procedures are instituted to           X
                           monitor any performance or other triggers and
                           events of default in accordance with the
                           transaction agreements.

1122(d)(1)(ii)             If any material servicing activities are            X
                           outsourced to third parties, policies and
                           procedures are instituted to monitor the
                           third party's performance and compliance with
                           such servicing activities.

1122(d)(1)(iii)            Any requirements in the transaction                                                      X
                           agreements to maintain a back-up servicer for
                           the mortgage loans are maintained.

1122(d)(1)(iv)             A fidelity bond and errors and omissions
                           policy is in effect on the party                    X
                           participating in the servicing function
                           throughout the reporting period in the amount
                           of coverage required by and otherwise in
                           accordance with the terms of the transaction
                           agreements.


                                                                                                                    Inapplicable
                                                                                                                    Servicing
                           Servicing Criteria                                  Applicable Servicing Criteria        Criteria

                                                                                           Performed by
                                                                                           Vendor(s) for
                                                                              Performed    for which
                                                                              Directly     the Asserting
                                                                              by the       Party is
                                                                              Asserting    responsible
Reference                                       Criteria                      Party        (1)

                           CASH COLLECTION AND ADMINISTRATION


1122(d)(2)(i)              Payments on mortgage loans are deposited into                    X
                           the appropriate custodial bank accounts and
                           related bank clearing accounts no more than
                           two business days following receipt, or such
                           other number of days specified in the
                           transaction agreements.

1122(d)(2)(ii)             Disbursements made via wire transfer on             X
                           behalf of an obligor or to an investor are
                           made only by authorized personnel.

1122(d)(2)(iii)            Advances of funds or guarantees regarding           X
                           collections, cash flows or distributions, and
                           any interest or other fees charged for such
                           advances, are made, reviewed and approved as
                           specified in the transaction agreements.

1122(d)(2)(iv)             The related accounts for the transaction,           X
                           such as cash reserve accounts or accounts
                           established as a form of
                           overcollateralization, are separately
                           maintained (e.g., with respect to commingling
                           of cash) as set forth in the transaction
                           agreements.

1122(d)(2)(v)              Each custodial account is maintained at a           X
                           federally insured depository institution as
                           set forth in the transaction agreements. For
                           purposes of this criterion, "federally
                           insured depository institution" with respect
                           to a foreign financial institution means a
                           foreign financial institution that meets the
                           requirements of Rule 13k-1(b)(1) of the
                           Securities Exchange Act.

1122(d)(2)(vi)             Unissued checks are safeguarded so as to            X
                           prevent unauthorized access.

1122(d)(2)(vii)            Reconciliations are prepared on a monthly           X
                           basis for all asset-backed securities related
                           bank accounts, including custodial accounts
                           and related bank clearing accounts. These
                           reconciliations are (A) mathematically
                           accurate; (B) prepared within 30 calendar
                           days after the bank statement cutoff date, or
                           such other number of days specified in the
                           transaction agreements; (C) reviewed and
                           approved by someone other than the person who
                           prepared the reconciliation; and (D) contain
                           explanations for reconciling items. These
                           reconciling items are resolved within 90
                           calendar days of their original
                           identification, or such other number of days
                           specified in the transaction agreements.


                                                                                                                    Inapplicable
                                                                                                                    Servicing
                           Servicing Criteria                                  Applicable Servicing Criteria        Criteria

                                                                                           Performed by
                                                                                           Vendor(s) for
                                                                              Performed    for which
                                                                              Directly     the Asserting
                                                                              by the       Party is
                                                                              Asserting    responsible
Reference                                       Criteria                      Party        (1)

                           INVESTOR REMITTANCES AND REPORTING


1122(d)(3)(i)              Reports to investors, including those to be         X
                           filed with the Commission, are maintained in
                           accordance with the transaction agreements
                           and applicable Commission requirements.
                           Specifically, such reports (A) are prepared
                           in accordance with timeframes and other terms
                           set forth in the transaction agreements; (B)
                           provide information calculated in accordance
                           with the terms specified in the transaction
                           agreements; (C) are filed with the Commission
                           as required by its rules and regulations; and
                           (D) agree with investors' or the trustee's
                           records as to the total unpaid principal
                           balance and number of mortgage loans serviced
                           by the Servicer.

1122(d)(3)(ii)             Amounts due to investors are allocated and          X
                           remitted in accordance with timeframes,
                           distribution priority and other terms set
                           forth in the transaction agreements.

1122(d)(3)(iii)            Disbursements made to an investor are posted        X
                           within two business days to the Servicer's
                           investor records, or such other number of
                           days specified in the transaction agreements.

1122(d)(3)(iv)             Amounts remitted to investors per the               X
                           investor reports agree with cancelled checks,
                           or other form of payment, or custodial bank
                           statements.


                                                                                                                    Inapplicable
                                                                                                                    Servicing
                           Servicing Criteria                                  Applicable Servicing Criteria        Criteria

                                                                                           Performed by
                                                                                           Vendor(s) for
                                                                              Performed    for which
                                                                              Directly     the Asserting
                                                                              by the       Party is
                                                                              Asserting    responsible
Reference                                       Criteria                      Party        (1)

                           POOL ASSET ADMINISTRATION


1122(d)(4)(i)              Collateral or security on mortgage loans is         X
                           maintained as required by the transaction
                           agreements or related mortgage loan
                           documents.

1122(d)(4)(ii)             Mortgage loan and related documents are             X
                           safeguarded as required by the transaction
                           agreements

1122(d)(4)(iii)            Any additions, removals or substitutions to the     X
                           asset pool are made, reviewed and approved in
                           accordance with any conditions or requirements
                           in the transaction agreements.

1122(d)(4)(iv)             Payments on mortgage loans, including any           X
                           payoffs, made in accordance with the related
                           mortgage loan documents are posted to the
                           Servicer's obligor records maintained no more
                           than two business days after receipt, or such
                           other number of days specified in the
                           transaction agreements, and allocated to
                           principal, interest or other items (e.g.,
                           escrow) in accordance with the related
                           mortgage loan documents.

1122(d)(4)(v)              The Servicer's records regarding the mortgage       X
                           loans agree with the Servicer's records
                           with respect to an obligor's unpaid principal
                           balance.

1122(d)(4)(vi)             Changes with respect to the terms or status         X
                           of an obligor's mortgage loans (e.g., loan
                           modifications or re-agings) are made,
                           reviewed and approved by authorized personnel
                           in accordance with the transaction agreements
                           and related pool asset documents.

1122(d)(4)(vii)            Loss mitigation or recovery actions (e.g.,          X
                           forbearance plans, modifications and deeds in
                           lieu of foreclosure, foreclosures and
                           repossessions, as applicable) are initiated,
                           conducted and concluded in accordance with
                           the timeframes or other requirements
                           established by the transaction agreements.

1122(d)(4)(viii)           Records documenting collection efforts are          X
                           maintained during the period a mortgage
                           loan is delinquent in accordance with the
                           transaction agreements. Such records are
                           maintained on at least a monthly basis, or
                           such other period specified in the
                           transaction agreements, and describe the
                           entity's activities in monitoring delinquent
                           mortgage loans including, for example, phone
                           calls, letters and payment rescheduling plans
                           in cases where delinquency is deemed
                           temporary (e.g., illness or unemployment).

1122(d)(4)(ix)             Adjustments to interest rates or rates of                                                 X (2)
                           return for mortgage loans with variable rates
                           are computed based on the related mortgage
                           loan documents.

1122(d)(4)(x)              Regarding any funds held in trust for an            X
                           obligor (such as escrow accounts): (A) such
                           funds are analyzed, in accordance with the
                           obligor's mortgage loan documents, on at least
                           an annual basis, or such other period
                           specified in the transaction agreements; (B)
                           interest on such funds is paid, or credited,
                           to obligors in accordance with applicable
                           mortgage loan documents and state laws; and
                           (C) such funds are returned to the obligor
                           within 30 calendar days of full repayment of
                           the related mortgage loans, or such other
                           number of days specified in the transaction
                           agreements.

1122(d)(4)(xi)             Payments made on behalf of an obligor (such                              X
                           as tax or insurance payments) are made on or
                           before the related penalty or expiration
                           dates, as indicated on the appropriate bills
                           or notices for such payments, provided that
                           such support has been received by the
                           servicer at least 30 calendar days prior to
                           these dates, or such other number of days
                           specified in the transaction agreements.

1122(d)(4)(xii)            Any late payment penalties in connection with       X
                           any payment to be made on behalf of an
                           obligor are paid from the servicer's funds
                           and not charged to the obligor, unless the
                           late payment was due to the obligor's error
                           or omission.

1122(d)(4)(xiii)           Disbursements made on behalf of an obligor          X
                           are posted within two business days to the
                           obligor's records maintained by the servicer,
                           or such other number of days specified in the
                           transaction agreements.

1122(d)(4)(xiv)            Delinquencies, charge-offs and uncollectible        X
                           accounts are recognized and recorded in
                           accordance with the transaction agreements.

1122(d)(4)(xv)             Any external enhancement or other support,          X
                           identified in Item 1114(a)(1) through (3) or
                           Item 1115 of Regulation AB, is maintained as
                           set forth in the transaction agreements.


(1) The Asserting Party has elected to take responsibility for assessing compliance with such servicing criteria as permitted by the Interpretation 17.06 of the SEC Division of Corporate Finance Manual of Publicly Available
Telephone Interpretations.

(2) The criteria is not applicable to the Asserting Party as there are no variable rate mortgage loans within the
Platform, as defined.



(page)


APPENDIX B

TBW Mortgage-Backed Pass-Through Certificates, Series 2006-1 TBW Mortgage-Backed Pass-Through Certificates, Series 2006-2 TBW Mortgage-Backed Pass-Through Certificates, Series 2006-3 TBW Mortgage-Backed Pass-Through Certificates, Series 2006-4 TBW Mortgage-Backed Pass-Through Certificates, Series 2006-5 TBW Mortgage-Backed Pass-Through Certificates, Series 2006-6 TBW Mortgage-Backed Pass-Through Certificates, Series 2007-1 TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2 CSMC Mortgage Trust Certificates, Series 2007-5R
CSMC Mortgage Trust Certificates, Series 2007-6
CSMC Mortgage Trust Certificates, Series 2007-7